UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 26, 2024
Date of Report (Date of earliest event reported)

ICC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois	61201
(Address of principal executive offices)	(Zip Code)

(309) 793-1700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.01 per share	ICCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 26, 2024, ICC Holdings, Inc. (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”) for which the Board of Directors solicited proxies. At the Special Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated October 28, 2024.

The proposals voted on by the shareholders of the Company at the Special Meeting were as follows:

Proposal No. 1. The shareholders approved and adopted the Agreement and Plan of Merger, dated as of June 8, 2024, by and among Mutual Capital Holdings, Inc., a Pennsylvania corporation (“Mutual Capital”), Mutual Capital Merger Sub, Inc., a Pennsylvania corporation and wholly owned subsidiary of Mutual Capital (“Merger Sub”), and the Company, as amended by that certain Amendment to Merger Agreement, dated as of October 11, 2024 (as it may be further amended from time to time, the “merger agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,643,552	85	‐	‐

Proposal No. 2. The shareholders approved, on an advisory (non‑binding) basis, the compensation that may become payable to the Company’s named executive officers in connection with the merger, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,526,689	88,984	27,964	‐

Proposal No. 3. The shareholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve and adopt the merger agreement, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,641,691	1,935	10	‐

Item 7.01	Regulation FD.

The Company announced today that the proposed merger of the Company and Mutual Capital has been approved by the Company’s shareholders at the Special Meeting.  The proposed merger remains subject to certain conditions and approvals, including regulatory approvals from insurance regulators in Illinois and Pennsylvania and customary closing conditions. The Company previously announced that the closing is expected to take place by December 31, 20224; however given the timing of regulatory approvals, the Company now expects that the closing may not occur until early in the first quarter of 2025.

Forward-looking Statements

This report contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company’s future financial condition and results.

Various forward-looking statements in this report relate to the proposed acquisition of the Company by Mutual Capital. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on anticipated terms and timing, including obtaining required regulatory approvals, and the satisfaction of other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) potential litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year-ended December 31, 2023 filed with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: November 26, 2024

	By:	/s/Arron K. Sutherland
Arron K. Sutherland
President, Chief Executive Officer and Director